EXHIBIT 32
CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned hereby certifies in his capacity as an officer of Monarch Community Bancorp, Inc. (the “Company”) that the Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2007 fully complies with the requirements of Section 13(a) of the Securities and Exchange Act of 1934, as amended, and that the information contained in such report fairly presents, in all material respects, the financial condition of the Company at the end of such period and results of operations of the Company for such period.

Date: November 14, 2007	By:	/s/ Donald L. Denney

Donald L. Denney President and Chief Executive Officer (Principal Executive Officer)

Date: November 14, 2007	And:	/s/ William C. Kurtz

William C. Kurtz Senior Vice President, Chief Financial Officer (Principal Financial Officer)

20